Exhibit 99.1

TILRAY BRANDS COMPLETES ACCRETIVE ACQUISITION OF HEXO CORP.
LEADING THE NEXT EVOLUTION OF CANADIAN CANNABIS

Creates Canada’s Largest Cannabis Company by Revenue and Increases Tilray’s #1 Leading Cannabis Share by 44% with ~13% Pro Forma Market Share

Accelerates Realization of Operating and Cost Synergies in Excess of US$27 Million

Solidifies Tilray’s Position as the Leader in Cannabis Operations, Brands and Innovation in the World’s Largest Federally Legal Cannabis Market and Strengthens Value Creation for Shareholders and Consumers

LEAMINGTON, Ontario, June 22, 2023 – Tilray Brands, Inc. (“Tilray Brands”, “Tilray” or the “Company”) (Nasdaq | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today announced the completion of its previously announced acquisition of HEXO Corp. (“HEXO”), (Nasdaq | TSX: HEXO) by way of plan of arrangement (the “Arrangement”).

The HEXO acquisition provides several key strategic benefits, including:

•
Creates Largest Canadian Cannabis LP by Revenue[1], Strengthening Tilray’s #1 Market Share Position. Tilray expands its leading cannabis market share position in Canada with pro-forma cannabis market share increasing by 467 basis points to ~13% for the quarter ended May 31, 2023, including the #1 position in almost all markets.

From a category perspective, Tilray becomes #1 in Flower (40% market share with an extensive combined genetics library to fuel product innovation and growth), Oils, and Concentrates, and #2 in Pre-Rolls (29% market share), #4 in Vape, and Top 10 in all other categories.

•
Establishes Unrivaled Portfolio of High-Growth Brands. Tilray amplifies its market-leading offering and substantially expands its base of consumers and patients with a portfolio consisting of the highest growth consumer and medical brands in the Canadian cannabis market across the premium, mainstream, and value segments.

Tilray’s newly combined brand portfolio now includes Canada’s top-selling brands such as Good Supply, RIFF, Broken Coast, Solei, Canaca, HEXO, Redecan, Original Stash, and Bake Sale, among others.

1 Based on pro forma net cannabis revenue.

•
Enhances Tilray’s Position in Growing Premium Pre-Roll Segment. HEXO’s state-of-the-art production process provides significant opportunities for Tilray to meet growing consumer demand for premium pre-roll and cone-style cannabis products, representing a significant margin opportunity in a category which is expected to surpass flower on a revenue basis.

•
Fortifies Commercial Network Through Collective Sales, Marketing and Distribution Force. Tilray and HEXO will optimize their sales, marketing, and distribution networks to strengthen Tilray’s commercial footprint and hasten market share growth.

•
Enables Accelerated Cost Savings and Earnings Growth. With this acquisition, Tilray expects to achieve additional cost savings in excess of US$27M on an annualized pre-tax basis, driven by synergies across production, sales, marketing, distribution, and corporate savings, with potential incremental upside resulting from consolidating packaging, procurement, freight, and logistics. This work builds on Tilray’s substantial progress optimizing its operations including improving distribution capabilities while also achieving significant reductions in costs related to transportation, waste, and other factors, and growing cannabis potencies to 25% on average.

•
Scaled Platform Empowers Tilray to Stay Ahead in Rapidly Consolidating Market. The combined organization is expected to result in increased economies of scale to succeed in today’s increasingly competitive and rapidly consolidating cannabis market.

Irwin D. Simon, Tilray Brands’ Chairman and CEO, said, “Acquiring HEXO boosts Tilray’s competitive positioning in the largest, federally legalized cannabis market in the world and, we believe, marks the next evolution of Canadian cannabis. Having already established ourselves as the clear leader in Canada through an unparalleled portfolio of consumer and medical brands, continuous product innovation, and the lowest-cost production as well as industry-leading extraction capabilities, this transaction affirms and builds on our enviable standing by bringing HEXO’s leading cannabis brands into our state-of-the-art operations. Together, we expect to deliver revenue growth, margin contribution, and value creation for shareholders.”

Blair MacNeil, President, Tilray Canada, added, “We are relentlessly focused on growing market share strategically and winning in Canada and will leverage this acquisition to substantially expand our consumer base, serve new segments and additional occasions. To best take advantage of this opportunity, we are revamping our sales approach to drive education and awareness as we integrate HEXO’s production to generate even greater value from our leading operational processes. Taken together, we intend to capitalize on the commercial and financial benefits that are inherent in combining HEXO with Tilray. These include accelerating the optimization of our operations, sales, and marketing efforts that are already underway. We look forward to our future with great excitement.”

Effective on closing, Tilray’s Canadian leadership team, led by Blair MacNeil, President, Tilray Canada, and Carl Merton, Chief Financial Officer, Tilray Brands, Inc., will provide a strong foundation for the combined Company to accelerate growth and capitalize on the strategic financial, operational, and commercial benefits.

Advisors

Canaccord acted as financial advisor, and DLA Piper acted as external legal counsel to Tilray Brands.

Early Warning Disclosure

Prior to the Arrangement, Tilray Brands held a senior secured convertible note of HEXO with an outstanding principal balance of $173.7 million, which was convertible into approximately 48% of the outstanding shares of common stock of HEXO (the “HEXO Common Shares”), on a non-diluted basis. On completion of the Arrangement, Tilray Brands holds 100% of the outstanding HEXO shares, including 100% of the outstanding HEXO Common Shares and 100% of the outstanding Series 1 Preferred Shares of HEXO. The HEXO Common Shares were acquired by Tilray Brands in exchange for the issuance of 0.4352 of a share of Tilray common stock (each whole share, a “Tilray Share”) for each whole HEXO Common Share held. Tilray Brands also issued 19,551,282 Tilray Shares in consideration for the acquisition of the 25,000,000 issued and outstanding Series 1 Preferred Shares of HEXO. As a result of the Arrangement, HEXO is a wholly-owned subsidiary of Tilray Brands. As such, it is expected that the HEXO Common Shares will be delisted from the TSX and Nasdaq promptly. An early warning report will be filed by Tilray Brands on SEDAR at www.sedar.com in accordance with applicable securities laws. A copy of the early warning report filed by Tilray Brands will be available under TIlray’s profile on SEDAR at www.sedar.com or by contacting Tilray (844) 845.7291 or legal@tilray.com.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality, and beloved brands that address the needs of the consumers, customers, and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: anticipated accretion, Tilray shareholder value and profitability related to the HEXO acquisition; expected revenue growth, production efficiencies, sustainability efforts, strengthened market positioning, market share, operational scale and potential cost saving and brand portfolio synergies resulting from the HEXO acquisition; expectations regarding consolidation in the cannabis industry; and the Company’s ability to commercialize new and innovative products.. Many factors could cause actual results, performance, or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray Brands made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Media:
Berrin Noorata
news@tilray.com

Investors
Raphael Gross
203-682-8253
Raphael.Gross@icrinc.com